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                                                                    EXHIBIT 99.3

                                  CLIENT LETTER

                           SOUTHERN STAR CENTRAL CORP.

             Offer to Exchange 8 1/2% Senior Secured Notes due 2010
                 registered under the Securities Act of 1933 for
              All Outstanding 8 1/2% Senior Secured Notes due 2010

          To Our Clients:

Enclosed for your consideration is a prospectus, dated ________________, 2004 (the "Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Southern Star Central Corp., a Delaware corporation (the "Company"), to exchange its 8 1/2% Senior Secured Notes due 2010, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for its outstanding 8 1/2% Senior Secured Notes due 2010 (the "Old Notes"), which are not registered under the Securities Act, upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy obligations of the Company contained in the Registration Rights Agreement, dated as of August 8, 2003, among the Company and the Initial Purchaser referred to therein.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time, on ________________, 2004, unless extended by the Company (the "Expiration Date"). Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before 5:00 p.m., New York City time, on the Expiration Date.

The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered.

Your attention is directed to the following:

     1. The Exchange Offer is for any and all Old Notes.

     2. The Exchange Offer is subject to conditions set forth in the Prospectus in the section captioned "The Exchange Offer -- Conditions to the Exchange Offer."

     3. The Exchange Offer expires at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company.

     4. Any transfer taxes incident to the transfer of the Old Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

IF YOU WISH TO TENDER YOUR OLD NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER. The





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Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes.

If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes in your account. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon will constitute an instruction to us to tender all the Old Notes held by us for your account.

Please carefully review the enclosed material as you consider the Exchange
Offer.





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                          INSTRUCTIONS WITH RESPECT TO
                               THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by the Company with respect to its Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Old Notes held by you for the account of the undersigned as indicated below:

     o The aggregate face amount of Old Notes held by you for the account of the undersigned is (fill in amount):

$ __________________________ of 8 1/2% Senior Secured Notes due 2010.

     o With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [_] To TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes (in integral multiples of $1,000 only) to be tendered (if any)):

$ __________________________ of 8 1/2% Senior Secured Notes due 2010.

     [_] NOT to TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Old Notes; (b) to make such agreements, representations and warranties, on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes.

     Name of beneficial owner(s) (please print):
                                                 -------------------------------


     Signature(s):
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     Address:
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     Telephone Number:
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     Taxpayer Identification or Social Security Number:
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     Date:
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